Exhibit 31.1

CERTIFICATIONS

I, Raul Vazquez, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Oportun Financial Corporation; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2025

/s/ Raul Vazquez
Raul Vazquez

Chief Executive Officer and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)